Exhibit 23.14

                         [Nanayakkara & Co. letterhead]


Nanayakkara & Co.

We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of DIMON Incorporated for the registration of 5,524,104 shares of its Common Stock of our Report dated 10th June 1997, with respect to the Financial Statements of Intabex (Lanka) Limited (not included separately therein) included in the Current Report on Form 8-K/A of DIMON Incorporated dated June 16, 1997 filed with the Securities and Exchange Commission.



Colombo    Sri Lanka.                                  /s/ Nanayakkara & Co.,
September 09, 1997.                                    Chartered Accountants.